                                                                      EXHIBIT 11

                  UNITED VANGUARD HOMES, INC. AND SUBSIDIARIES

                   UNAUDITED COMPUTATION OF EARNINGS PER SHARE

                                                                           For the Three Months Ended June 30, 1999

                                                                              Income              Shares              Per Share
                                                                         (Numerator)          (Denominator)             Amount
                                                                          ----------           ------------           ---------

BASIC EPS
Net Income                                                                  $104,754              3,313,265             $0.03

EFFECT OF DILUTIVE SECURITIES
Stock Options                                                                                        33,300
                                                                           ------------         -----------

DILUTED EPS
Income available to common stockholders
 plus assumed conversions                                                   $104,754              3,346,565             $0.03
                                                                            ========              =========             =====

                                                                            For the Three Months Ended June 30, 1998

                                                                              Income              Shares              Per Share
                                                                         (Numerator)          (Denominator)             Amount
                                                                         -----------          -------------           ---------

BASIC EPS
Income                                                                     ($143,416)             3,309,911            ($0.04)

EFFECT OF DILUTIVE SECURITIES
Stock options                                                                                        34,200
                                                                           ----------------     -----------

DILUTED EPS
Income available to common stockholders
plus assumed conversions                                                   ($143,416)             3,344,111            ($0.04)
                                                                           ==========             =========            =======